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                                                                     EXHIBIT 5.1

                            OPINION OF K. WADE CLINE

                                November 1, 1996

Enron Global Power & Pipelines L.L.C.
Enron Building
1400 Smith Street, 36th Floor
Houston, Texas 77002

Ladies and Gentlemen:

     As Vice President, General Counsel and Secretary of Enron Global Power & Pipelines L.L.C., a Delaware limited liability company (the "Company"), I am familiar with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), which Registration Statement relates to the proposed offering by Enron Corp. and certain of its subsidiaries (Enron and together with such subsidiaries are hereinafter collectively referred to as the "Selling Shareholders") of up to 3,000,000 of the Company's Common Shares (the "Common Shares"). In that regard, I am passing upon certain legal matters in connection with the foregoing issuance of the Common Shares. At your request, this opinion is being furnished to you for filing as an exhibit to the Registration Statement. Terms capitalized herein which are not defined herein have the respective meanings assigned in the Registration Statement.

     In connection with rendering this opinion, I have examined such certificates, instruments, and documents and reviewed such questions of law as I have considered necessary or appropriate for purposes of this opinion. In addition, I have relied as to factual matters on certificates of certain public officials and officers of the Company and the Selling Shareholders.

     Based upon the foregoing examination and review, I am of the opinion that when the Registration Statement has been declared effective by the Commission, the Common Shares to be offered thereby shall be validly issued, fully paid and nonassessable and shall have been duly authorized for issuance.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Validity of Securities" in the Prospectus forming a part of the Registration Statement. In giving this consent, however, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

                                            Very truly yours,

                                                  /s/  K. WADE CLINE

                                            ------------------------------------
                                                       K. Wade Cline
                                            Vice President, General Counsel and
                                                         Secretary